EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019
BUFFALO, NY, May 28, 2019 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2019 fourth quarter and full year, which ended March 31, 2019.
Fourth Quarter and Fiscal Year Highlights (compared with prior-year period)

•	Fourth quarter sales increased 1.2% to $216.7 million; Sales grew 7.3% adjusted for divestitures and effect of foreign currency

•	80/20 Process and productivity expanded operating margin 390 basis points to 11.3% in fourth quarter

•	Net income for the quarter of $19.7 million increased $11.3 million, or 133%; earnings per diluted share of $0.83 increased $0.47, or 131%

•	Sales increased 4% to $876 million in fiscal 2019 with record gross margin of 34.8%

•	Generated $79.5 million in cash from operating activities in fiscal year and paid down $65.1 million of debt; net leverage of 1.7x, better than target of 2.0x
Mark Morelli, President and CEO of Columbus McKinnon, commented, “We delivered another strong quarter and fiscal year, demonstrating the effectiveness of our Blueprint for Growth strategy and the value of E-PAS™(“Earnings Power Acceleration System”), our business operating system. We are growing market share, expanding margins, generating cash and strengthening earnings power. Central to our operating system is the 80/20 Process, the key tool we have employed to simplify our business. 80/20 is enabling us to focus on areas of growth while reducing products and activities that dilute profits. As an example, we eliminated four facilities and measurably simplified our wire rope hoist product line, while improving customer satisfaction. For fiscal 2019, 80/20 contributed an incremental $8.5 million to operating income, well ahead of our plan, while our customer focus drove significant growth from several of our leading customers.

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

He continued, “We will double down on Phase II of our strategy in fiscal 2020, furthering the 80/20 Process, Operational Excellence and Ramping the Growth Engine. In fact, our initial efforts in Ramping the Growth Engine are reaping benefits as we win new opportunities with engineered-to-order solutions and increase order flow through our digital platform. There is a long runway of significant opportunity for us to capture as we execute our Blueprint for Growth strategy. Our team is pulling together, stepping up to the challenge, and delivering outstanding results.”
Fourth Quarter Fiscal 2019 Sales

($ in millions)	Q4 FY 19	Q4 FY 18	Change	% Change
Net sales	$216.7	$214.1	$2.6	1.2%

U.S. sales	$120.5	$111.8	$8.7	7.8%
% of total	56%	52%
Non-U.S. sales	$96.2	$102.3	$(6.1)	(6.0)%
% of total	44%	48%
Higher sales were driven by strong volume in the U.S. Divestitures impacted the year-over-year sales comparison by $6.0 million. Adjusted for the divestitures and the effect of foreign currency translation, sales increased 7.3%.
Fourth Quarter Fiscal 2019 Operating Results

($ in millions)	Q4 FY 19	Q4 FY 18	Change	% Change
Gross profit	$76.0	$74.7	$1.3	1.8%
Gross margin	35.1%	34.9%	20 bps
Income from operations	$24.5	$15.8	$8.7	54.8%
Operating margin	11.3%	7.4%	390 bps
Net income	$19.7	$8.5	$11.3	133.2%
Diluted EPS	$0.83	$0.36	$0.47	130.6%
Adjusted EBITDA *	$32.8	$29.3	$3.5	11.8%
Adjusted EBITDA margin	15.1%	13.7%	140 bps
*A non-GAAP measure, Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Please see the attached tables for a reconciliation of adjusted EBITDA to GAAP net income (loss).
Gross profit and gross margin improvements were largely the result of higher volume and productivity improvements from operational efficiency. Pricing more than offset material cost inflation and tariffs. For more information on changes in gross profit, please see the table on page 8 of this release. Adjusted income from operations was $24.9 million, up $4.8 million, or 24%, over the fourth quarter of fiscal 2018. Adjusted operating margin expanded 210 basis points from the impact of the 80/20 Process and lower selling expenses. Please see the reconciliation of GAAP income from operations to adjusted income from operations on page 11 of this release.
Adjusted net income for the quarter was $16.4 million, or $0.69 per diluted share, compared with $12.0 million, or $0.51 per diluted share, in the prior-year period. Adjusted EBITDA margin was 15.1%. Please see the reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share on page 12 of this release.

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

First Quarter Fiscal 2020 Outlook
Adjusted for the divested businesses and the effect of foreign currency translation, orders in the fourth quarter grew 1%. The Company expects first quarter of fiscal 2020 sales to be in the range of $214 million to $216 million, an approximate 3% increase adjusting for an estimated 2% to 3% headwind from foreign currency translation and the $11.1 million impact to sales from divestitures.
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast Wednesday, May 29 at 8:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at www.cmworks.com/investors. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at www.cmworks.com/investors. To listen to the archived call, dial 412-317-6671 and enter the passcode 13689949. The telephonic replay will be available from 11:00 AM Eastern Time on the day of the call through Wednesday, June 5, 2019. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at http://www.cmworks.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s Operational Excellence initiatives to drive profitability, the success of the Company’s efforts to Ramp the Growth Engine, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	March 31, 2019	March 31, 2018	Change
Net sales	$216,733	$214,140	1.2%
Cost of products sold	140,688	139,424	0.9%
Gross profit	76,045	74,716	1.8%
Gross profit margin	35.1%	34.9%
Selling expenses	23,985	27,647	(13.2)%
% of net sales	11.1%	12.9%
General and administrative expenses	21,674	23,578	(8.1)%
% of net sales	10.0%	11.0%
Research and development expenses	3,354	3,679	(8.8)%
% of net sales	1.5%	1.7%
Net (gain) loss on sales of businesses	(978)	—	NM
Amortization of intangibles	3,542	4,005	(11.6)%
Income from operations	24,468	15,807	54.8%
Operating margin	11.3%	7.4%
Interest and debt expense	3,959	4,661	(15.1)%
Investment (income) loss, net	(430)	4	NM
Foreign currency exchange loss (gain)	637	834	(23.6)%
Other (income) expense, net	(299)	(756)	(60.4)%
Income before income tax expense	20,601	11,064	86.2%
Income tax expense	860	2,598	(66.9)%
Net income	$19,741	$8,466	133.2%

Average basic shares outstanding	23,368	23,031	1.5%
Basic income per share	$0.84	$0.37	127.0%

Average diluted shares outstanding	23,714	23,628	0.4%
Diluted income per share	$0.83	$0.36	130.6%

Dividends declared per common share	$0.11	$0.09

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Year Ended
	March 31, 2019	March 31, 2018	Change
Net sales	$876,282	$839,419	4.4%
Cost of products sold	571,285	554,358	3.1%
Gross profit	304,997	285,061	7.0%
Gross profit margin	34.8%	34.0%
Selling expenses	97,925	101,956	(4.0)%
% of net sales	11.2%	12.1%
General and administrative expenses	83,567	85,605	(2.4)%
% of net sales	9.5%	10.2%
Research and development expenses	13,491	13,617	(0.9)%
% of net sales	1.5%	1.6%
Net loss on sales of businesses	25,672	—	NM
Amortization of intangibles	14,900	15,552	(4.2)%
Income from operations	69,442	68,331	1.6%
Operating margin	7.9%	8.1%
Interest and debt expense	17,144	19,733	(13.1)%
Investment (income) loss, net	(727)	(157)	363.1%
Foreign currency exchange loss (gain)	843	1,539	(45.2)%
Other (income) expense, net	(716)	(2,469)	(71.0)%
Income before income tax expense	52,898	49,685	6.5%
Income tax expense	10,321	27,620	(62.6)%
Net income	$42,577	$22,065	93.0%

Average basic shares outstanding	23,276	22,841	1.9%
Basic income per share	$1.83	$0.97	88.7%

Average diluted shares outstanding	23,660	23,335	1.4%
Diluted income per share	$1.80	$0.95	89.5%

Dividends declared per common share	$0.21	$0.17

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2019	March 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,093	$63,021
Trade accounts receivable	129,157	127,806
Inventories	146,263	152,886
Prepaid expenses and other	16,075	16,582
Total current assets	362,588	360,295

Property, plant, and equipment, net	87,303	113,079
Goodwill	322,816	347,434
Other intangibles, net	232,940	263,764
Marketable securities	7,028	7,673
Deferred taxes on income	27,707	32,442
Other assets	21,189	17,759
Total assets	$1,061,571	$1,142,446

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$46,974	$46,970
Accrued liabilities	99,304	99,963
Current portion of long-term debt	65,000	60,064
Total current liabilities	211,278	206,997

Senior debt, less current portion	—	33
Term loan and revolving credit facility	235,320	303,221
Other non-current liabilities	183,814	223,966
Total liabilities	630,412	734,217

Shareholders’ equity:
Common stock	234	230
Additional paid-in capital	277,518	269,360
Retained earnings	236,459	197,897
Accumulated other comprehensive loss	(83,052)	(59,258)
Total shareholders’ equity	431,159	408,229
Total liabilities and shareholders’ equity	$1,061,571	$1,142,446

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Year Ended
	March 31, 2019	March 31, 2018
Operating activities:
Net income	$42,577	$22,065
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,675	36,136
Deferred income taxes and related valuation allowance	(958)	19,968
Net loss (gain) on sale of real estate, investments, and other	194	47
Cost of debt repricing/refinancing	—	619
Stock based compensation	6,198	5,586
Amortization of deferred financing costs	2,655	2,681
Loss on sales of businesses	25,672	—
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	(11,328)	(9,308)
Inventories	(15,411)	(12,249)
Prepaid expenses and other	(128)	1,727
Other assets	231	3,338
Trade accounts payable	3,881	3,833
Accrued liabilities	6,397	11,918
Non-current liabilities	(13,156)	(16,700)
Net cash provided by operating activities	79,499	69,661

Investing activities:
Proceeds from sales of marketable securities	3,266	653
Purchases of marketable securities	(2,604)	(327)
Capital expenditures	(12,288)	(14,515)
Proceeds from sale of real estate	176	—
Net proceeds from sales of businesses	14,230	—
Net payments to former STAHL owner	—	(14,750)
Payment of restricted cash to former owner	(294)	(294)
Cash paid for purchase of equity investment	—	(3,359)
Net cash provided by (used for) investing activities	2,486	(32,592)

Financing activities:
Proceeds from the issuance of common stock	4,152	6,332
Repayment of debt	(65,088)	(60,144)
Fees related to debt repricing/refinancing	—	(619)
Payment of dividends	(4,652)	(3,658)
Other	(2,190)	(1,413)
Net cash used for financing activities	(67,778)	(59,502)

Effect of exchange rate changes on cash	(6,429)	7,569

Net change in cash and cash equivalents	7,778	(14,864)
Cash, cash equivalents, and restricted cash at beginning of year	63,565	78,429
Cash, cash equivalents, and restricted cash at end of period	$71,343	$63,565

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

COLUMBUS McKINNON CORPORATION
Q4 FY 2019 Sales Bridge

	Quarter		Year to Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2018 Sales	$214.1		$839.4
Divestitures	(5.9)		(5.9)
Fiscal 2018 Sales adjusted for divestitures	$208.2		$833.5

Volume	11.5	5.5%	39.8	4.7%
Pricing	3.7	1.8%	10.6	1.3%
Foreign currency translation	(6.7)	(3.2)%	(7.6)	(0.9)%
Total change adjusted for divestitures	$8.5	4.1%	$42.8	5.1%
Fiscal 2019 Sales	$216.7		$876.3

COLUMBUS McKINNON CORPORATION
Q4 FY 2019 Gross Profit Bridge

($ in millions)	Quarter	Year to Date
Fiscal 2018 Gross Profit	$74.7	$285.1
Sales volume and mix	4.1	13.0
Productivity, net of other cost changes	1.2	8.5
Pricing, net of material cost inflation	2.1	6.5
Product liability	0.3	1.1
Divestitures	(1.2)	(1.2)
Ohio plant closure	(1.3)	(1.5)
Tariffs	(0.9)	(1.7)
Prior year insurance settlement	(0.6)	(2.4)
Foreign currency translation	(2.4)	(2.4)
Total change	$1.3	$19.9
Fiscal 2019 Gross Profit	$76.0	$305.0

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	March 31, 2019		December 31, 2018		March 31, 2018
($ in millions)
Backlog	$161.5		$159.9		$177.4
Backlog excluding divestitures	$161.5		$154.4		$167.1
Long-term backlog (expected to ship beyond 3 months)	$61.7		$55.1		$59.5
Long-term backlog as % of total backlog	38.2%		34.5%		33.5%

Trade accounts receivable
Days sales outstanding (1), (2)	55.5	days	52.3	days	54.3	days

Inventory turns per year (1), (2)
(based on cost of products sold)	3.7	turns	3.8	turns	3.6	turns
Days' inventory (1), (2)	97.6	days	96.1	days	100.0	days

Trade accounts payable
Days payables outstanding (1), (2)	31.3	days	25.4	days	30.7	days

Working capital as a % of sales (1), (2)	17.2%		17.9%		17.9%

Debt to total capitalization percentage	41.1%		42.8%		47.1%

Debt, net of cash, to net total capitalization	34.7%		37.9%		42.4%
(1) March 31, 2019 figures exclude the Tire Shredder business, which was divested on December 28, 2018, and Crane Equipment & Service, Inc. and Stahlhammer Bommern GmbH, each of which were divested on February 28, 2019.
(2) December 31, 2018 figures exclude the Tire Shredder business, which was divested on December 28, 2018.

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 20	63	63	61	64	251

FY 19	64	63	60	63	250

FY 18	63	62	60	63	248

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to
Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2019	2018	2019	2018
Gross profit	$76,045	$74,716	$304,997	$285,061
Add back (deduct):
Ohio plant closure	1,273	—	1,473	—
STAHL integration costs	—	36	286	307
Insurance settlement	—	(621)	—	(2,362)
Non-GAAP adjusted gross profit	$77,318	$74,131	$306,756	$283,006

Sales	$216,733	$214,140	$876,282	$839,419
Adjusted gross margin	35.7%	34.6%	35.0%	33.7%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to
Non-GAAP Adjusted Income from Operations and Adjusted Operating Margin
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2019	2018	2019	2018
Income from operations	$24,468	$15,807	$69,442	$68,331
Add back (deduct):
Net (gain) loss on sales of businesses	(978)	—	25,672	—
Insurance recovery legal costs	132	356	1,282	2,948
Ohio plant closure	1,273	—	1,473	—
STAHL integration costs	—	3,917	1,906	8,763
Debt repricing fees	—	619	—	619
Magnetek litigation	—	—	—	400
Insurance settlement	—	(621)	—	(2,362)
Non-GAAP adjusted income from operations	$24,895	$20,078	$99,775	$78,699

Sales	$216,733	$214,140	$876,282	$839,419
Adjusted operating margin	11.5%	9.4%	11.4%	9.4%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income (Loss) and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2019	2018	2019	2018
Net income	$19,741	$8,466	$42,577	$22,065
Add back (deduct):
Net (gain) loss on sales of businesses	(978)	—	25,672	—
Insurance recovery legal costs	132	356	1,282	2,948
Ohio plant closure	1,273	—	1,473	—
STAHL integration costs	—	3,917	1,906	8,763
Debt repricing fees	—	619	—	619
Magnetek litigation	—	—	—	400
Insurance settlement	—	(621)	—	(2,362)
Normalize tax rate to 22% (1)	(3,766)	(776)	(7,990)	14,408
Non-GAAP adjusted net income	$16,402	$11,961	$64,920	$46,841

Average diluted shares outstanding	23,714	23,628	23,660	23,335

Diluted income per share - GAAP	$0.83	$0.36	$1.80	$0.95

Diluted income per share - Non-GAAP	$0.69	$0.51	$2.74	$2.01
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Blueprint for Growth Strategy Drove Sales Increases, Margin Expansion and Earnings Growth in Fourth Quarter and Fiscal Year 2019

May 28, 2019

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended March 31,		Year Ended March 31,
	2019	2018	2019	2018
Net income	$19,741	$8,466	$42,577	$22,065
Add back (deduct):
Income tax expense	860	2,598	10,321	27,620
Interest and debt expense	3,959	4,661	17,144	19,733
Investment loss (income)	(430)	4	(727)	(157)
Foreign currency exchange (gain) loss	637	834	843	1,539
Other (income) expense, net	(299)	(756)	(716)	(2,469)
Depreciation and amortization expense	7,912	9,263	32,675	36,136
Net (gain) loss on sales of businesses	(978)	—	25,672	—
Insurance recovery legal costs	132	356	1,282	2,948
Ohio plant closure	1,273	—	1,473	—
STAHL integration costs	—	3,917	1,906	8,763
Debt repricing fees	—	619	—	619
Magnetek litigation	—	—	—	400
Insurance settlement	—	(621)	—	(2,362)
Non-GAAP adjusted EBITDA	$32,807	$29,341	$132,450	$114,835

Sales	$216,733	$214,140	$876,282	$839,419
Adjusted EBITDA margin	15.1%	13.7%	15.1%	13.7%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.